UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2014 (April 28, 2014)

SLM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-13251	52-2013874
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Continental Drive, Newark, Delaware	19713
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 283-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Agreement and Plan of Merger

On April 30, 2014 (the “Distribution Date”), the previously announced spin-off of Navient Corporation (“Navient”) from SLM Corporation (“Sallie Mae” or the “Company”) was completed. The spin-off was effected through the distribution by the Company of all the shares of common stock of Navient (the “Distribution”) to the holders of shares of the Company’s common stock, on a one-to-one basis, as of the close of business on April 22, 2014, the record date for the Distribution. As a result of the Distribution, Navient is an independent, publicly traded company that operates the education loan management, servicing and asset recovery business owned by the Company immediately prior to the Distribution.

In connection with the spin-off, an internal corporate reorganization was effected to implement the separation of the loan management, servicing and asset recovery business from our consumer banking business. As part of the reorganization, on April 29, 2014, the Company (formerly named New BLC Corporation) replaced SLM Corporation (“Existing SLM”) as the parent holding company of the Company pursuant to a holding company merger (the “Merger”). In accordance with Section 251(g) of the Delaware General Corporation Law (the “DGCL”), by action of the Existing SLM board of directors and without a shareholder vote, Existing SLM was merged into Navient, LLC, a wholly owned subsidiary of the Company, with Navient, LLC surviving (“SLM SurvivorCo”). Immediately following the Merger, the Company changed its name to “SLM Corporation.”

In connection with the Merger, the Company, Existing SLM and Navient, LLC entered into an Agreement and Plan of Merger, dated April 28, 2014 (the “Agreement and Plan of Merger”). Pursuant to the Agreement and Plan of Merger and as a result of the Merger:

•	all issued and outstanding shares of Existing SLM common stock were converted into shares of the Company’s common stock, on a one-for-one basis;

•	each series of issued and outstanding shares of Existing SLM preferred stock was converted into the same series of identical shares of the Company’s preferred stock, on a one-for-one basis;

•	the charter and bylaws of the Company immediately after the effective time of the Merger were substantially identical to the charter and bylaws of Existing SLM immediately prior to the effective time of the Merger;

•	the directors of Existing SLM immediately prior to the effective time of the Merger became the directors of the Company at the effective time of the Merger; and

•	SLM SurvivorCo retained all of the liabilities of Existing SLM, including its outstanding unsecured public debt and derivative contracts.

Upon consummation of the Merger, the Company’s common stock was deemed to be registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), pursuant to Rule 12g-3(a) promulgated thereunder. For purposes of Rule 12g-3(a), the Company is the successor issuer to Existing SLM.

The foregoing description of the Merger and the Agreement and Plan of Merger is qualified in its entirety by reference to the full text of the Agreement and Plan of Merger, which attached is hereto as Exhibit 2.1 and incorporated by reference herein.

Separation and Distribution Agreement

Following the Merger, through a series of internal transactions, all of the assets and liabilities related to the Company’s consumer banking business, including Sallie Mae Bank, the student education loans it holds, a new private education loan servicing company and the Upromise Rewards business were distributed to the Company by SLM SurvivorCo (the successor by merger to Existing SLM). SLM SurvivorCo also distributed the capital stock of Navient to the Company. SLM SurvivorCo, which continues to hold substantially all of the assets and liabilities related to Navient’s loan management, servicing and asset recovery business, was then contributed by the Company to Navient and is its wholly owned subsidiary.

On April 28, 2014, the Company entered into a Separation and Distribution Agreement with Existing SLM and Navient. The following description of the Separation and Distribution Agreement is qualified in its entirety by reference to the full text of that agreement, which is attached hereto as Exhibit 2.2 and incorporated by reference herein.

The Separation and Distribution Agreement provides for the internal corporate reorganization by which the assets and liabilities related to (i) the consumer banking business, including Sallie Mae Bank, the student education loans it holds, a new private education loan servicing company and the Upromise Rewards business, were distributed to the Company and (ii) the loan management, servicing and asset recovery business were contributed to Navient. Following the internal corporate reorganization, and pursuant to the Separation and Distribution Agreement, the Company effected the Distribution, pursuant to which to all of the issued and outstanding shares of common stock of Navient were distributed on the Distribution Date, on a one-to-one basis, to the holders of shares of our common stock as of the close of business on April 22, 2014, the record date for the Distribution. The Separation and Distribution Agreement also provides for, among other things:

•	the settlement of accounts between the Company and Navient;

•	the obligation of each party to indemnify the other against liabilities retained or assumed by that party pursuant to the Separation and the Distribution Agreement and in connection with claims of third parties;

•	the allocation among the parties of rights and obligations under insurance policies;

•	the agreement of the Company and Navient (i) not to engage in certain competitive business activities for a period of five years, (ii) as to the effect of the non-competition provisions on post-spin M&A activities of the parties and (iii) regarding “first look” opportunities;

•	the creation of a governance structure, including a separation oversight committee, by which matters related to the separation and other transactions contemplated by the Separation and Distribution Agreement will be monitored and managed; and

•	confidentiality obligations of the parties.

The Separation and Distribution Agreement further provides for the conditions to the Distribution (the “Conditions”), including (1) the receipt of a private letter ruling from the Internal Revenue Service (the “IRS”) to the effect that Merger and the Distribution will generally not result in the recognition of any gain or loss under the Internal Revenue Code, as amended (the “Code”) to the Company, Navient or their stockholders (the “PLR Condition”)(described in more detail below), (2) receipt of a tax opinion from Baker Botts L.L.P., tax counsel to the Company and Navient, regarding the satisfaction of certain requirements for tax-free treatment under Section 355 of the Code (on which the IRS will not rule)(the “Section 355 Opinion”), (3) receipt of an insolvency opinion from an independent appraisal firm, (4) the SEC having declared the Company’s Form 10 registration statement relating to the Distribution effective under the Exchange Act and (5) the acceptance of the Navient common stock for listing on the NASDAQ Global Select Market, subject to official notice of distribution. Under the Separation and Distribution Agreement, any of the Conditions may be waived by the Company.

All of the Conditions were satisfied prior to the Distribution, except for the PLR Condition.

Waiver of PLR Condition

The PLR Condition contemplated that the Company would receive a private letter ruling from the IRS to the effect that, among other things, (i) the Merger would qualify as a “reorganization” within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code and would not be integrated with the rest of the separation and distribution of Navient and (ii) the separation and distribution would qualify as a reorganization for U.S. federal income tax purposes under Sections 355 and 368(a)(1)(D) of the Code and would generally not result in the recognition of any gain or loss to Sallie Mae, Navient or their stockholders. As of the date hereof, the Company anticipates eventual receipt of the private letter ruling contemplated by the PLR Condition. However, due to unforeseen delays in the review process the PLR Condition was not satisfied on the Distribution Date. The Company determined to waive the PLR Condition and completed the Distribution on April 30, 2014.

In lieu of the private letter ruling, the Company completed the Distribution based upon a tax opinion of Baker Botts L.L.P., which acted as tax advisor to the Company in connection with the separation and distribution of Navient. The tax opinion covers the matters described above for which the private letter ruling is being sought as well as the matters contemplated by the Section 355 Opinion.

The foregoing description of the tax opinion of Baker Botts L.L.P. is qualified in its entirety by reference to the full text of their opinion, including the qualifications and disclaimers set forth therein, which is attached hereto as Exhibit 8.1 and incorporated by reference herein.

Ancillary Agreements

The Company and Navient have entered into several agreements ancillary to the Separation and Distribution Agreement, including the following agreements:

•	Transition Services Agreement, dated April 28, 2014, between the Company and Navient;

•	Tax Sharing Agreement, dated April 28, 2014, between the Company and Navient;

•	Employees Matters Agreement, dated April 28, 2014, among the Company, Navient and Existing SLM; and

•	Loan Servicing and Administration Agreement, dated April 28, 2014, between Sallie Mae Bank and Navient.

Set forth below is a summary of each of these agreements. Each summary is qualified in its entirety by reference to the full text of the agreement being summarized, which is attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and incorporated by reference herein.

Transition Services Agreement

The Transition Services Agreement provides for the provision of various services, on an interim transitional basis, by Navient and the Company to each other. The transitional services include access to certain information technology development, hosting and related support services, provision of certain short-term loan servicing functions, customer communications services, access to shared facilities, support services related to third-party transition service obligations and certain student loan trust and other administrative support services. In general, the agreed-upon charges for such services are generally intended to allow the servicing party to recover all out-of-pocket costs and a predetermined profit based on a mark-up of such costs.

Under the Transition Services Agreement, the separation oversight committee will be responsible for monitoring and managing all matters related to the transition and the provision of services by either party to the other. The Transition Services Agreement will terminate on the expiration of the term of the last service provided under it, and in any event no later than 24 months after the Distribution Date.

Tax Sharing Agreement

The Tax Sharing Agreement governs the respective rights, responsibilities and obligations of the Company and Navient after the Distribution relating to taxes, including with respect to the payment of taxes, the preparation and filing of tax returns and the conduct of tax contests. Under the Tax Sharing Agreement, each party is generally liable for taxes attributable to its business. The Tax Sharing Agreement also addresses the allocation of tax liabilities that are incurred as a result of the Merger, separation and distribution. In addition, the Tax Sharing Agreement restricts the parties from taking certain actions that could prevent the Merger, separation and distribution from qualifying for the tax treatment described in the tax opinion of Baker Botts L.L.P.

Employee Matters Agreement

The Employee Matters Agreement governs compensation and employee benefit obligations of the Company and Navient with respect to current and former employees of each company, and generally allocates liabilities and responsibilities relating to employee compensation and benefit plans and programs. The Employee Matters Agreement provides for the treatment of outstanding Existing SLM equity awards as a result of the Distribution. As a general rule, Existing SLM equity awards will be handled as follows: (i) awards granted prior to February 4, 2014 will be divided into both Sallie Mae and Navient equity awards; and (ii) awards granted on or after February 4, 2014 will become solely equity awards of the holder’s post-distribution employer. The exercise price of awards will be set so as to maintain the intrinsic value of the original Existing SLM award immediately prior to the Distribution. Sallie Mae and Navient awards will be subject to substantially the same terms, vesting conditions and other restrictions that applied to the original Existing SLM awards they replace.

The Employee Matters Agreement also sets forth general principles relating to various employee matters, including with respect to the transfer of employees between Sallie Mae and Navient, the assumption and retention of liabilities and related assets, expense reimbursements, workers’ compensation, leaves of absence and other matters with respect to such employees, the provision of comparable benefits and employee service credits, the sharing of employee information and the duplication or acceleration of benefits to certain employees.

Loan Servicing and Administration Agreement

The Loan Servicing and Administration Agreement governs the terms by which Navient provides servicing, administration and collection services for Sallie Mae Bank’s portfolio of FFELP Loans, as well as servicing history information with respect to private education loans previously serviced by Navient and access to certain promissory notes in Navient’s possession. The loan servicing and administration agreement has a fixed term with a renewal option in favor of Sallie Mae Bank. In general, Navient will not be able to resign as the servicer or administrator under the agreement except where continued service as the servicer or administrator would violate applicable law, including any rule, regulation or order of the FRB; however, no such resignation shall be effective until a replacement servicer and administrator shall have been appointed. Fees charged by Navient under the loan servicing and administration agreement will be customary for agreements of this type between third parties and paid monthly.

The Company also entered into a joint marketing agreement, a key systems agreement, a data sharing agreement and a sublease agreement with Navient, none of which is material to the Company. For a description of these agreements, see the section captioned “Certain Relationships and Related Party Transactions” in the information statement filed as Exhibit 99.1 to Navient’s Registration Statement on Form 10 (File No. 001-36228).

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

As previously announced, in connection with the holding company merger (the “Holding Company Reorganization”) and pursuant to the terms of the Agreement and Plan of Merger, on April 29, 2014, Raymond J. Quinlan assumed the role of Executive Chairman and Chief Executive Officer of Sallie Mae. As a result of such appointment, Mr. Quinlan is now the principal executive officer of Sallie Mae. Prior to the Holding Company Reorganization, John F. Remondi held the position of President and Chief Executive Officer of Sallie Mae; however, as a result of the Holding Company Reorganization, Mr. Remondi resigned from all positions held with the Company. Following the Distribution, Mr. Remondi will continue to hold the position of Chief Executive Officer of Navient.

Additionally, on April 29, 2014, in connection with the Holding Company Reorganization and pursuant to the terms of the Agreement and Plan of Merger, Steven J. McGarry assumed the role of Executive Vice President and Chief Financial Officer of Sallie Mae. As a result of such appointment, Mr. McGarry is now the principal financial officer and principal accounting officer of Sallie Mae.

Further, in connection with the spin-off of Navient on April 30, 2014, directors Anne Torre Bates, William M. Diefenderfer, III, Diane Suitt Gilleland, Barry A. Munitz, John F. Remondi, Steven L. Shapiro and Barry L. Williams, each tendered their resignation from the Board of Directors of Sallie Mae. Each of the aforementioned individuals is currently a director of Navient and following the completion of the spin-off Sallie Mae and Navient have no common directors. Also on April 30, 2014, immediately following the aforementioned resignations, the remaining members of the Board of Directors (Earl A. Goode, Ronald F. Hunt, Howard H. Newman, Frank C. Puleo, Raymond J. Quinlan, Wolfgang Schoellkopf, and Anthony P. Terracciano) unanimously approved the appointment of Paul G. Child, Joseph A. DePaulo, Carter Warren Franke, Marianne Keler, Jed H. Pitcher, William N. Shiebler and Robert S. Strong to fill the vacancies on the Board of Directors which were created as a result of the aforementioned resignations. Each of the director appointees currently serves as a director of Sallie Mae Bank. Biographical and other information concerning each of the director appointees is set forth in Sallie Mae’s most recent definitive proxy statement on Schedule 14A filed with the SEC on April 30, 2014, and such information is incorporated herein by reference. In contemplation of Messrs. Child, Pitcher, Shiebler and Strong and Mses. Franke and Keller being appointed to the Board of Directors, on April 29, 2014, each individual received a bonus payment of $30,000 in recognition of their increased services to Sallie Mae Bank and their contributions toward the completion of the Distribution.

Following the aforementioned director resignations and appointments, the Board of Directors is in the process of reconstituting its committee memberships and realigning its committee structure to align with its new focus as a standalone consumer banking business. As of the date of this filing it is anticipated that the following new directors will serve on the following committees:

•	Audit Committee – Jed H. Pitcher and Paul G. Child;

•	Compensation, Nominations and Governance Committee – Jed H. Pitcher and William N. Shiebler;

•	Risk Committee – William N. Shiebler, Paul G. Child and Marianne Keler; and

•	Preferred Stock Committee – Jed H. Pitcher, William N. Shiebler and Robert S. Strong.

Finally, on May 1, 2014, the Company issued the remaining portion of its 2014 long-term incentive awards for its senior executives, including Laurent C. Lutz and Joseph A. DePaulo. As previously announced in the Company’s Current Report on Form 8-K filed with SEC on February 19, 2014, the Company previously issued two-thirds of their 2014 long-term incentive award in the form of restricted stock units of the Company’s common stock, with the remaining one-third to be issued after the Distribution of Navient. The remaining one-third of the 2014 long-term incentive award was issued in the form of restricted stock units with substantially similar terms as the February 2014 restricted stock unit grant.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On April 28, 2014, the Company filed a certificate of amendment to its amended and restated certificate of incorporation changing its name from New BLC Corporation to SLM Corporation, effective immediately after the effective time of the Merger. The certificate of amendment is attached hereto as Exhibit 3.1.

ITEM 8.01	OTHER EVENTS.

On April 30, 2014, the Company issued a press release announcing the completion of the aforementioned Distribution. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit Number	Description

2.1*	Agreement and Plan of Merger by and among SLM Corporation, New BLC Corporation and Navient, LLC, dated as of April 28, 2014*

2.2*	Form of Separation and Distribution Agreement by and among SLM Corporation, New BLC Corporation and Navient Corporation, dated as of April 28, 2014*

3.1*	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of New BLC Corporation, filed on April 28, 2014*

8.1*	Opinion of Baker Botts L.L.P. regarding certain tax matters*

10.1*	Transition Services Agreement by and between New Corporation and SLM Corporation, dated as of April 28, 2014*

10.2*	Employee Matters Agreement between SLM Corporation, New BLC Corporation and New Corporation, dated as of April 28, 2014*

10.3*	Tax Sharing Agreement between Navient Corporation and New BLC Corporation, dated as of April 28, 2014*

10.4*	Loan Servicing and Administration Agreement by and among Navient Corporation and Sallie Mae Bank, dated as of April 28, 2014*

99.1*	Press Release of Sallie Mae, dated as of April 30, 2014*

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SLM CORPORATION

Date: May 2, 2014	By:	/s/ Laurent C. Lutz
Laurent C. Lutz
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

(d)	Exhibits

Exhibit Number	Description

2.1*	Agreement and Plan of Merger by and among SLM Corporation, New BLC Corporation and Navient, LLC, dated as of April 28, 2014*

2.2*	Form of Separation and Distribution Agreement by and among SLM Corporation, New BLC Corporation and Navient Corporation, dated as of April 28, 2014*

3.1*	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of New BLC Corporation, filed on April 28, 2014*

8.1*	Opinion of Baker Botts L.L.P. regarding certain tax matters*

10.1*	Transition Services Agreement by and between New Corporation and SLM Corporation, dated as of April 28, 2014*

10.2*	Employee Matters Agreement between SLM Corporation, New BLC Corporation and New Corporation, dated as of April 28, 2014*

10.3*	Tax Sharing Agreement between Navient Corporation and New BLC Corporation, dated as of April 28, 2014*

10.4*	Loan Servicing and Administration Agreement by and among Navient Corporation and Sallie Mae Bank, dated as of April 28, 2014*

99.1*	Press Release of Sallie Mae, dated as of April 30, 2014*

*	Filed herewith.